Exhibit 4.2

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 95000N2D0	PRINCIPAL AMOUNT: $
REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES P

Due Nine Months or More From Date of Issue

Notes Linked to the Consumer Price Index due February 24, 2027

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                                                     DOLLARS ($                    ) on February 24, 2027 (the “Stated Maturity Date”) and to pay interest thereon from February 24, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for monthly on the 24th day of each month, commencing March 24, 2017, and at Maturity (each, an “Interest Payment Date”), at the rate per annum specified below until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date. The Regular Record Date for an Interest Payment Date shall be one Business Day prior to such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. “Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Except as described below for the first Interest Period, on each Interest Payment Date, interest will be paid for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest

Payment Date. This period is referred to as an “Interest Period.” The first Interest Period will commence on and include February 24, 2017 and end on and include March 23, 2017.

Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The interest rate on this Security that will apply during the first twenty-four Interest Periods (up to and including the Interest Period ending February 23, 2019) will be equal to 3.00% per annum. For all Interest Periods commencing on or after February 24, 2019, the interest rate on this Security will be determined by the calculation agent for this Security (the “Calculation Agent”) and will be equal to the CPI Rate on the Interest Determination Date for such Interest Period plus 1.00%, subject to the Maximum Interest Rate and the Minimum Interest Rate.

The “CPI Rate” means, for any Interest Determination Date, the lagging year-over-year percentage change in the Index (as defined below) (which could be negative), calculated as follows:

Ref CPIt – Ref CPIt-12

Ref CPIt-12

where,

●	the “Ref CPIt” is the level of the Index for the third calendar month prior to the calendar month of such Interest Determination Date (the “Reference Month”), and
●	the “Ref CPIt-12” is the level of the Index for the twelfth calendar month prior to such Reference Month.

The “Index” is the All Items Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average before seasonal adjustment published by the Bureau of Labor Statistics of the U.S. Department of Labor (Bloomberg: CPURNSA), as determined by the Calculation Agent in accordance with the procedures set forth herein.

The “Interest Determination Date” for an Interest Period commencing on or after February 24, 2019 is the first day of such Interest Period.

The “Maximum Interest Rate” is 5.00% per annum.

The “Minimum Interest Rate” is 0.00% per annum.

If by 3:00 p.m., New York City time, on any Interest Determination Date the Index is not published on Bloomberg screen CPURNSA for any relevant month, but has otherwise been published by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”), the Calculation Agent will determine the Index as reported by the BLS for such month using such other source as appears on its face to accurately set forth the Index as reported by the BLS, as determined by the Calculation Agent.

In calculating Ref CPIt and Ref CPIt-12, the Calculation Agent will use the most recently available value of the Index determined as described above on the applicable Interest Determination Date, even if such value has been adjusted from a prior reported value for the relevant month. However, if a value of Ref CPIt and Ref CPIt-12 used by the Calculation Agent on any Interest Determination Date to determine the interest rate on this Security (an “Original CPI Level”) is subsequently revised by the BLS, the Calculation Agent will continue to use the Original CPI Level, and the interest rate determined on such Interest Determination Date will not be revised.

The current base reference period used by BLS is “1982-1984 CPI.” If the Index is rebased to a different year or period and the 1982-1984 CPI is no longer used, the base reference period for this Security will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

If, while this Security is outstanding, the Index is discontinued or substantially altered, as determined by the Calculation Agent in its sole discretion, the Calculation Agent will determine the interest rate on this Security for all Interest Periods commencing on or after February 24, 2019 by reference to the applicable substitute index that is chosen by the Secretary of the Treasury for the Department of the Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the Calculation Agent in accordance with general market practice at the time; provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

The Calculation Agent shall, upon the request of a Holder of this Security, provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next Interest Period. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holder hereof. The Calculation Agent shall notify the Paying Agent of each determination of the interest applicable to this Security promptly after the determination is made. Wells Fargo Securities, LLC will initially act as Calculation Agent. The Company may appoint a successor Calculation Agent with the written consent of the Trustee.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to February 24, 2027. This Security is not entitled to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,

as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES P

Due Nine Months or More From Date of Issue

Notes Linked to the Consumer Price Index due February 24, 2027

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series P, of the Company, which series is limited to an aggregate principal amount of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The Securities of this series will bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

Article Seventeen of the Indenture shall apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Events of Default

“Event of Default”, whenever used herein with respect to the Securities of this series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of this series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of any Security of this series at its Maturity, and continuance of such default for a period of 30 days; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in Section 501 of the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of Securities of a series other than the Securities of this series), and continuance of such default or breach for a period of 90 days after there has been given by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture, or

(4) the failure of the Company, subject to the provisions of Section 1008 of the Indenture, to observe and perform the covenants contained in Section 1005 of the Indenture; or

(5) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving a petition seeking receivership, insolvency or liquidation of or in respect of the Company under any applicable Federal or State law, or appointing a receiver, liquidator, trustee or similar official of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, the appointment of a receiver for the Company under any applicable Federal or State bankruptcy, insolvency or similar law following consent by the Board of Directors of the Company to such appointment, or the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, receivership, liquidation or similar law following the Company’s consent to such decree or order.

If an Event of Default specified in Clause (1), (2), (5) or (6) shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. For the avoidance of doubt, if an Event of Default specified in Clause (3) or (4) shall occur and be continuing, the principal of the Securities of this series may not be declared due and payable.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the

Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.